SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
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 Check the appropriate box:

|_| Preliminary proxy statement                |_| Confidential, For use of the
|X| Definitive proxy statement                     Commission only (as permitted
|_| Definitive additional materials                by Rule 14a-6(e)(2))
|_| Soliciting material pursuant to Rule
    14a-11(c) or Rule 14a-12

                           Titan Pharmaceuticals, Inc.
                (Name of Registrant as Specified in Its Charter)

                           Titan Pharmaceuticals, Inc.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      __________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:

      __________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

      __________________________________________________________________________
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      __________________________________________________________________________
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      __________________________________________________________________________

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

      __________________________________________________________________________
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------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           TITAN PHARMACEUTICALS, INC.
                           400 Oyster Point Boulevard
                                    Suite 505
                      South San Francisco, California 94080

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held August 30, 1999

                                   ----------

To the Shareholders of
Titan Pharmaceuticals, Inc.

      Notice is hereby given that the Annual Meeting of the Shareholders of Titan Pharmaceuticals, Inc. (the "Company") will be held on August 30, 1999 at 9:00 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purpose:

            1. To elect a board of nine directors;

            2. To approve the appointment of Ernst & Young LLP as the independent auditors of the Company; and

            3. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

      The close of business on July 23, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the shareholders entitled to vote at the meeting may be examined at the Company's offices during the ten-day period preceding the meeting.

      All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                    By Order of the Board of Directors,


                                          LOUIS R. BUCALO, M.D.
                                          President and Chief Executive Officer

Dated: August 6, 1999

                          TITAN PHARMACEUTICALS, INC.
                           400 Oyster Point Boulevard
                                    Suite 505
                      South San Francisco, California 94080

                                   ----------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                   ----------

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on August 30, 1999, at 9:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

      The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's shareholders is August 6, 1999.

      Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

                                VOTING SECURITIES

      Only holders of shares of Common Stock, $.001 par value per share (the "Shares"), and the holders of shares of Series D Convertible Preferred Stock, $.001 par value per share (the "Preferred Shares"), of record at the close of business on July 23, 1999 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 15,396,518 Shares and 606,061 Preferred Shares. For purposes of voting at the meeting, each Share and each Preferred Share are entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Shares and Preferred Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Shares and Preferred Shares so represented is necessary to elect the nominees for election as directors and the affirmative vote of a majority of the Shares and Preferred Shares so represented, excluding broker non-votes, is necessary to approve and ratify the appointment of Ernst & Young LLP, independent certified public accountants, as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the shareholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of July 23, 1999, certain information concerning the beneficial ownership of the Shares by (i) each shareholder known by the Company to own beneficially five percent or more of the outstanding Shares; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.

                                                                   Percent of
                                                    Shares           Shares
                                                 Beneficially     Beneficially
Name and Address of Beneficial Owner(1)           Owned(2)           Owned
---------------------------------------         -------------     ------------

Louis R. Bucalo, M.D. .......................       954,389(3)       6.2%
Ernst-Gunter Afting, M.D., Ph.D. ............        18,500(4)       *
Richard C. Allen, Ph.D. .....................       281,707(5)       1.8%
Victor J. Bauer, Ph.D. ......................        45,476(6)       *
Sunil R. Bhonsle ............................       374,202(7)       2.4%
Eurelio M. Cavalier .........................         7,500(4)       *
Robert E. Farrell ...........................       176,120(8)       1.1%
Michael K. Hsu ..............................        46,118(9)       *
Hubert Huckel, M.D. .........................       131,000(10)      *
Marvin E. Jaffe, M.D. .......................        21,000(4)       *
Konrad M. Weis, Ph.D. .......................        70,352(11)      *
Kenneth J. Widder, M.D. .....................        33,737(12)      *
AMVESCAP plc ................................     1,220,538(13)      7.9%
  1315 Peachtree Street N.E
  c/o INVESCO
  Atlanta, GA 30309
BVF Partners LP .............................     1,841,921(14)      12.0%
All executive officers and directors
  as a group (12 persons) ...................     2,160,101          14.0%

----------
*     Less than one percent.
(1) Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
(2) In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of common stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)   Includes 654,158 shares issuable upon exercise of outstanding options.
(4)   Represents shares issuable upon exercise of outstanding options.
(5)   Includes 276,707 shares issuable upon exercise of outstanding options.
(6)   Includes 40,476 shares issuable upon exercise of outstanding options.
(7)   Includes 357,202 shares issuable upon exercise of outstanding options.
(8)   Includes 166,120 shares issuable upon exercise of outstanding options.
(9)   Includes 26,117 shares issuable upon exercise of outstanding options.
(10) Includes 21,000 shares issuable upon exercise of outstanding options. Includes 100,000 shares held by a family partnership for which Dr. Huckel serves as general partner.
(11) Includes 26,117 shares issuable upon exercise of warrants and outstanding options.
(12)  Includes 26,117 shares issuable upon exercise of outstanding options.
(13) Represents shares held by a group of companies whose Parent Holding Company is AMVESCAP plc.
(14) Includes 1,729,546 shares held by (i) Biotechnology Value Fund LP, for which BVF Partners LP serves as general partner and (ii) three investment accounts managed by BVF Partners LP.

                                   ----------

      The following table sets forth, as of July 23, 1999, certain information concerning the beneficial ownership of the Preferred Shares by the sole shareholder of the Preferred Shares and such shareholder's percentage ownership and voting power.

                                                                   Percent of
                                                    Shares           Shares
                                                 Beneficially     Beneficially
Name and Address of Beneficial Owner                Owned            Owned
------------------------------------             -------------    ------------
Novartis Pharma AG ...........................     606,061(1)         100%
Lichtrasse 35
  CH - 400
  Basel, Switzerland

----------
(1) Constitutes all of the outstanding Preferred Shares. The Preferred Shares are convertible into Shares at a conversion price of $7.50. Accordingly, upon conversion of the Preferred Shares, the Company will issue 666,667 Shares. Novartis Pharma AG may be deemed to beneficially own 4.4% of the Shares as of July 23, 1999.

                               EXECUTIVE OFFICERS

    The following sets forth the names and ages of the executive officers of the Company, their respective positions and offices, and their respective principal occupations or employments during the last five years.

           Name                   Age                   Office
           ----                   ---                   ------

Louis R. Bucalo, M.D. ..........  40    President, Chief Executive Officer and
                                          Director
Sunil R. Bhonsle ...............  49    Executive Vice President and Chief
                                          Operating Officer
Richard C. Allen, Ph.D. ........  56    Executive Vice President
Robert E. Farrell ..............  49    Executive Vice President and Chief
                                          Financial Officer

      LOUIS R. BUCALO, M.D. is a founder of the Company and has served as the Company's President and Chief Executive Officer since its inception. Prior to founding the Company, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc. Dr. Bucalo graduated with honors from Stanford University School of Medicine and Harvard University.

      SUNIL BHONSLE joined the Company as Executive Vice President and Chief Operating Officer in September 1995. Mr. Bhonsle served in various positions, including Vice President and General Manager-Plasma Supply and Manager-Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

      RICHARD C. ALLEN, PH.D., joined the Company as Executive Vice President in August 1995. From January 1995 until it was merged into Titan in March 1999, he also served as President and Chief Executive Officer of Theracell. From June 1991 until December 1994, Dr. Allen was Vice President and General Manager of the Neuroscience Strategic Business Unit of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Allen holds a Ph.D. in medicinal chemistry and a B.S. in pharmacy from the Medical College of Virginia.

      ROBERT E. FARRELL joined the Company as Executive Vice President and Chief Financial Officer in September 1996. Mr. Farrell was employed by Fresenius USA, Inc. from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President. Mr. Farrell holds a B.A. from University of Notre Dame and a J.D. from Hastings College of Law, University of California.

                             ELECTION OF DIRECTORS

      At the meeting, nine directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the nine persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Management.

      The following sets forth the names and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

           Name                   Age                   Office
           ----                   ---                   ------

Louis R. Bucalo, M.D.(1) .......  40    President, Chief Executive Officer and
                                          Director
Victor J. Bauer, Ph.D. .........  64    Executive Director of Corporate
                                          Development and Director
Michael K. Hsu(2) ..............  50    Director
Hubert Huckel, M.D.(3) .........  67    Director
Marvin E. Jaffe, M.D.(2)(3) ....  63    Director
Konrad M. Weis, Ph.D.(1) .......  70    Director
Kenneth J. Widder, M.D.(1)(3) ..  46    Director
Ernst-Gunter Afting,
  M.D., Ph.D. ..................  56    Director
Eurelio Cavalier ...............  66    Director

----------
(1)   Member of Executive Committee
(2)   Member of Audit Committee
(3)   Member of Compensation Committee

      LOUIS R. BUCALO, M.D., see biographical information set forth above under "Executive Officers."

      VICTOR J. BAUER, PH.D., has served as a director of the Company since November 1997. Dr. Bauer joined the Company in February 1997, and currently serves as Executive Director of Corporate Development. From April 1996 until its merger into Titan, Dr. Bauer also served as a director and Chairman of Theracell. From December 1992 until February 1997, Dr. Bauer was a self-employed consultant to companies in the pharmaceutical and biotechnology industries. Prior to that time, Dr. Bauer was with Hoechst-Roussel Pharmaceuticals Inc., where he served as President from 1988 through 1992.

      MICHAEL K. HSU has served as a director of the Company since March 1993. He is currently a General Partner of EndPoint Merchant Group, a Merchant Bank specializing in making investments into the healthcare and life science industries. Mr. Hsu has served as Director-Corporate Finance of National Securities Corp. from November 1995 through April 1998, and from November 1994 through October 1995 with Coleman & Company Securities in the same capacity. Mr. Hsu previously held various executive positions with Steinberg and Lyman Health Care Company, Ventana Venture Growth Fund, Asian Pacific Venture Group (Thailand) and D. Blech Life Science Ventures.

      HUBERT HUCKEL, M.D., has served as a director of the Company since October 1995. From 1964 until his retirement in December 1992, Dr. Huckel served in various positions with The Hoechst Group. At the time of his retirement, he was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Thermogenesis, Corp. and Gynetics, Inc.

      MARVIN E. JAFFE, M.D., has served as a director of the Company since October 1995. From 1988 until April 1994, Dr. Jaffe served as President of R.W. Johnson Pharmaceutical Research Institute where he was responsible for the research and development activities in support of a number of Johnson & Johnson companies, including ORTHO-McNeil Pharmaceuticals, ORTHO Biotech and CILAG. From 1970 until 1988, he was Senior Vice President of the Merck Research Laboratories. He currently serves on the Boards of Directors of Chiroscience, plc, Immunomedics, Inc., Matrix Pharmaceuticals, Inc., and Vanguard Medica, plc.

      KONRAD M. WEIS, PH.D., has served as a director of the Company since March 1993. Dr. Weis is the former President and Chief Executive Officer of Bayer Corporation. Dr. Weis serves as a director of PNC Equity Management Company, Michael Baker Corporation, Visible Genetics, Inc. and Demegen, Inc.

      KENNETH J. WIDDER, M.D., has served as a director of the Company since March 1993. Dr. Widder is the former Chairman and Chief Executive Officer of Molecular Biosystems, Inc. Dr. Widder currently is a general partner of Windamere Venture Partners.

      ERNST-GUNTER AFTING, M.D., PH.D., has served as a director of the Company since May 1996. Dr. Afting has served as the President of the GSF-National Center for Environment and Health, a government research center in Germany, since 1995. From 1984 until 1995, he was employed in various capacities by the Hoechst Group, serving as Divisional Head of the Pharmaceuticals Division of the Hoechst Group from 1991 to 1993 and as President and Chief Executive Officer of Roussel Uclaf (a majority stockholder of Hoechst AG) in Paris from 1993 until 1995.

      EURELIO M. CAVALIER has served as a director of the Company since September 1998. From 1958 until his retirement in 1994, Mr. Cavalier was employed in various capacities by Eli Lilly & Co., serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993. Mr. Cavalier currently serves on the Boards of Directors of DataChem, Inc., ProSolv, Inc. and St. Vincent Hospital. He serves on the Advisory Board of COR Therapeutics and Indiana Heart Institute.

Director Compensation

      During 1999, non-employee directors are entitled to receive annual options to purchase 10,000 shares of common stock vesting quarterly as fees for the Board of Directors meetings, and are reimbursed for their expenses in attending such meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor. In addition, directors are entitled to receive options ("Director Options") pursuant to the Company's 1998 Stock Option Plan. In July 1998, each of the Company's current directors other than Dr. Bauer received Director Options to purchase 5,000 shares of common stock at an exercise price of $4.14 per share. Eurelio Cavalier received Director Options to purchase 10,000 shares of common stock at an exercise price of $2.47 per share when he joined the Board of Directors in September 1998.

      The Company is party to a consulting agreement with Dr. Afting pursuant to which he receives fees of $7,000 annually.

      The Company is party to a consulting agreement with Dr. Jaffe pursuant to which he receives fees of $35,000 annually.

Board Committees and Designated Directors

      The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of the Company between Board meetings, to the extent permitted by law. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's stock option plans. The Audit Committee reviews the results and scope of the audit and other accounting related matters.

      The Board of Directors met four times during 1998 and also took action by unanimous written consent. The Executive Committee and the Compensation Committee each met one time and also took action by unanimous written consent, and the Audit Committee met one time. Each of the current directors of the Company attended at least 75% of the aggregate of (i) the meetings of the Board of Directors and (ii) meetings of any Committees of the Board on which such person served which were held during the time such person served.

                             EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1998 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 1998, 1997 and 1996:

                           Summary Compensation Table

                                                           Annual Compensation
                                                         -----------------------
   Name and Principal Position                  Year       Salary       Bonus
   ---------------------------                  ----     ----------  -----------

Louis R. Bucalo ............................    1998      $243,100    $     0
  President and Chief Executive ............    1997      $231,525    $58,721(1)
  Officer ..................................    1996      $210,000    $42,000

Sunil R. Bhonsle ...........................    1998      $194,800    $     0
  Executive Vice President and .............    1997      $190,991    $68,370(1)
  Chief Operating Officer ..................    1996      $185,000    $ 9,250

Richard C. Allen ...........................    1998      $197,800    $     0
  Executive Vice President(2) ..............    1997      $193,984    $77,096(1)
                                                1996      $185,000    $15,500

Robert E. Farrell ..........................    1998      $190,400    $     0
  Executive Vice President and .............    1997      $186,665    $18,500
  Chief Financial Officer ..................    1996      $ 53,958    $     0

----------
(1)   Bonuses pertain to fiscal year 1995 and were paid in 1997.
(2) Dr. Allen also served as President and Chief Executive Officer of Theracell and President and Chief Operating Officer of ProNeura during these periods. Dr. Allen received his entire salary from Theracell. Dr. Allen's bonus included $20,000 paid by Titan.

                        Option Grants in Last Fiscal Year

      The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 1998. No stock appreciation rights were granted to these individuals during such year.

                                                                                                   Potential
                                                                                              Realizable Value at
                                                                                                 Assumed Annual
                                   Number of                  Individual Grant                     Rates of
                                  Securities  -------------------------------------------         Stock Price
                                  Underlying     % of Total                                     Appreciation For
                                    Options   Options Granted    Exercise or                      Option Term(2)
                                    Granted     to Employees     Base Price    Expiration  -------------------------
        Name                        (#)(1)     In Fiscal Year    ($/Sh)(1)        Date          5%            10%
        ----                      ----------  ---------------    -----------   ----------  ----------     ----------
Richard C. Allen ..............     33,300          3.0%           $5.30       06/10/2008    $ 97,304       $239,664
Richard C. Allen(2) ...........     61,961          5.6%           $7.50       07/31/2006    $189,183       $440,876
Louis R. Bucalo ...............     59,200          5.4%           $5.30       06/10/2008    $172,985       $426,070
Louis R. Bucalo(2) ............    433,088         39.3%           $7.50       07/31/2006  $1,322,327     $3,081,585
Louis R. Bucalo ...............      5,000          0.5%           $4.14       07/25/2008     $11,412        $28,110
Sunil R. Bhonsle ..............     41,600          3.8%           $5.30       06/10/2008    $121,557       $299,400
Sunil R. Bhonsle(2) ...........    175,086         15.9%           $7.50       07/31/2006    $534,582     $1,245,803
Robert E. Farrell .............     22,900          2.1%           $5.30       06/10/2008     $66,915       $164,814
Robert E. Farrell(2) ..........    150,000         13.7%           $7.50       07/31/2006    $457,988     $1,067,307

----------
(1) The exercise price may be paid in cash, in shares of common stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.
(2) Represents the repricing of options originally granted in 1996. See "10-Year Options/SAR Repricings."

                 Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

      The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1998 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                                    Number of Securities              Value of
                                                   Underlying Unexercised      Unexercised in-the-Money
                                 Shares              Options at FY-End            Options at FY-End
                                Acquired        ---------------------------   ---------------------------
       Name                   on Exercise(#)    Exercisable   Unexercisable   Exercisable   Unexercisable
       ----                   --------------    -----------   -------------   -----------   -------------
Louis R. Bucalo                    -0-            475,299        219,844        $264,027       $ 1,400
Sunil R. Bhonsle                   -0-            248,971        125,728(2)     $185,410       $99,838(2)
Richard C. Allen                   -0-            120,401         46,466(2)     $101,419       $41,204(2)
Robert E. Farrell                  -0-             99,775         73,125        $      0       $     0

----------
(1) Based on the fair market value of the Company's common stock at year-end, $3.813 per share, less the exercise price payable for such shares.
(2) A portion of employees options are immediately exercisable. Upon the employees cessation of service, the Company has the right to repurchase any shares acquired pursuant to said grant. The Company's right to repurchase shares expires in equal monthly installments over the five year period commencing on the date of grant. Options to which the Company's repurchase right has not expired are deemed unexercisable for purposes of this table.

                         10-Year Options/SAR Repricings

     The following table sets forth information concerning option repricings for the fiscal year ended December 31, 1998 with respect to any executive officers.

                                Number of      Market                                   Length of
                               Securities      Price of       Exercise               Original Option
                                Underlying     Stock at       Price at                Term Remaining
                                 Options       Time of         Time of       New        at Date of
                               Repriced or   Repricing or   Repricing or   Exercise    Repricing or
          Name                   Amended      Amendment       Amendment      Price       Amendment
          ----                 -----------   ------------   ------------   --------  ----------------
Louis R. Bucalo,
  President and CEO .........    433,088        $4.75          $10.75        $7.50       97 Months
Sunil R. Bhonsle, Exec.
  Vice President/COO ........    175,086        $4.75          $10.75        $7.50       97 Months
Richard C. Allen, Exec.
  Vice President ............     61,961        $4.75          $10.75        $7.50       97 Months
Robert E. Farrell, Exec.
  Vice President/CFO ........    150,000        $4.75          $11.625       $7.50       98 Months

                          Report on Option Repricing(1)

      In June 1998, the Board of Directors offered each holder of options with an exercise price of $10.00 per share or more the opportunity to exchange their options for new options under the 1995 Stock Option Plan to purchase the same number of shares at an exercise price of $7.50 per share. On the exchange date, the market price of Titan's common stock was $4.75. Pursuant to the repricing offer, options to purchase an aggregate of 820,135 shares were exchanged on June 19, 1998 for repriced options.

      The repriced options vested six months from the exchange date as to the number of shares the optionee had vested on the exchange date and thereafter in 24 equal monthly installments.

      The principal purpose of the repricing offer was to address concerns relating to the Company's ability to retain and continue to motivate key personnel. In light of the continuing depressed market price of the shares, most of the options held by management were substantially out-of-the-money. The Board believed that the reduced exercise price, while still significantly in excess of the market price, would help provide the necessary incentive for key personnel to participate in the Company's future growth.

      Employment Contracts, Termination of Employment and Change-in-Control Arrangements

      The Company is a party to an employment agreement with Dr. Bucalo which provides for a base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 25% at the discretion of the Board of Directors. In the event of the termination of the agreement with Dr. Bucalo, other than for reasons specified therein, the Company is obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or 18 months.

      Employment agreements with each of Dr. Allen, Mr. Bhonsle and Mr. Farrell provide for a base annual salary of $185,000 subject to automatic annual increases based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event the employee's employment is terminated other than for "good cause" (as defined), the Company is obligated to make severance payments equal to the base annual salary for nine months. All of the agreements contain confidentiality provisions.

      In order to preserve its cash resources, the Company has determined and the executives have agreed that the 1999 salaries of Dr. Bucalo and Dr. Allen and Mr. Bhonsle and Mr. Farrell will be at the rate of $219,000, $178,000, $178,000 and $171,000, respectively.

----------
(1) The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing by the Company under the Securities Act of the Exchange Act, whether made before or after the date of this Report on Form 10-K and irrespective of any general incorporation language in such filing.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

      Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting, motivating and retaining executive officers. The Compensation Committee's informal executive compensation philosophy (which applies generally to all executive officers of the Company, including the President and Chief Executive Officer) considers a number of factors, which may include:

      o providing levels of compensation competitive with companies in comparable industries which are at a similar stage of development and in the Company's geographic area;

      o integrating the compensation of the executive officers of the Company with the achievement of performance goals;

      o     rewarding above average corporate performance; and

      o recognizing and providing incentive for individual initiative and achievement.

      During fiscal 1998, all executive officers received base salaries pursuant to their employment agreements with the Company. See "Executive Compensation
-- Employment Contracts, Termination of Employment and Change-in-Control Arrangements." Further, during fiscal 1998 the compensation of executive officers was weighted in part toward bonus compensation contingent upon the Company achieving certain business and financial objective during the fiscal year. The Compensation Committee also endorses the position that equity ownership by the executive officers of the Company is beneficial in aligning their interests with those of the shareholders, especially in the enhancement of shareholder value by providing the executive officers with longer-term incentives. Bonus awards are determined based on a range of measures and internal targets set before the start of each fiscal year and in part by comparison to the compensation of executive officers of comparable biotechnology and pharmaceutical companies. The Compensation Committee considers the Company's performance under these measures and uses its subjective judgment and discretion in approving individual compensation.

      The Compensation Committee has implemented its policy on longer-term compensation to executive officers, including the chief executive officer, generally by granting to an executive officer upon joining the Company stock options with vesting over a period of 48 months commencing one year from the date of grant. During fiscal 1997, the Compensation Committee made a determination to implement an annual option grant program to executive officers to be based upon the findings in the Radford Associates-Biotechnology Compensation Survey. During fiscal 1998, the first annual option grants based on the results of such survey were made.

      Hubert Huckel, M.D.
      Kenneth J. Widder, M.D.
      Marvin E. Jaffe, M.D.

            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the year ended December 31, 1998, the members of the Company's Compensation Committee were Drs. Huckel, Widder and Jaffe. Dr. Huckel received consulting fees from the Company in 1997 aggregating $155,000 and Dr. Jaffe received consulting fees from the Company in 1998 of $35,000. See "Certain Transactions" and "Director Compensation."

                      STOCK PRICE PERFORMANCE PRESENTATION

      The following chart compares the cumulative total shareholder return on the Company's Shares with the cumulative total shareholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG TITAL PHARMACEUTICALS, INC.,
                      AMEX MARKET INDEX AND SIC CODE INDEX

     [THE FOLLOWING TABLE REPRESENTS A LINE GRAPH IN THE PRINTED MATERIAL.]

                                  01/18/96    12/31/96     12/31/97     12/31/98
                                  --------    --------     --------     --------
TITAN PHARMACEUTICALS, INC.        100.00      129.41        88.24        59.80
SIC CODE INDEX                     100.00      115.16       167.33       237.34
AMEX MARKET INDEX                  100.00      104.68       125.96       124.24

ASSUMES $100 INVESTED ON JAN. 18, 1996
     ASSUMES DIVIDEND REINVESTED
  FISCAL YEAR ENDING DEC. 31, 1998

----------
(1) Assumes $100 invested on January 18, 1996 and assumes dividends reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1996, 1997 and 1998. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

                              CERTAIN TRANSACTIONS

      In June and July of 1997, Dr. Hubert Huckel, a director of the Company, received an aggregate of $155,000 in consulting fees for services rendered in connection with the Company's consummation of the Iloperidone license. Dr. Huckel was paid pursuant to a consulting agreement which provided for the payment of fees based upon a percentage of the up-front consideration paid by the Company upon completion of a licensing transaction with Dr. Huckel's assistance. The consulting agreement expired by its terms in January 1998.

      In November 1998, the Company agreed to guarantee certain potential obligations of the Company's Chief Executive Officer, related to the Company. The Company's Chief Executive Officer has pledged approximately 300,000 shares of the Company's common stock, owned by the Chief Executive Officer, to secure the guarantee by the Company. Under said guarantee, the Company may be obligated to make a payment of up to $400,000.

      In January 1999, the Company completed a private placement of 2,254,545 shares of its Common Stock. Dr. Hubert Huckel and Mr. Michael Hsu, directors of the Company, participated in the offering by purchasing 100,000 and 5,272 shares, respectively.

      The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company's policy is that all transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                       APPOINTMENT OF INDEPENDENT AUDITORS

      The Management of the Company recommends the appointment of Ernst & Young LLP, independent certified public accountants, as the Company's independent auditors. Ernst & Young LLP has been the Company's auditors for the past three fiscal years and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

                                     GENERAL

      The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

      The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 1998 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Sunil Bhonsle, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

                              SHAREHOLDER PROPOSALS

      The Annual Meeting of Shareholders for the fiscal year ending December 31, 1999 is expected to be held in July 2000. All proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's executive office no later than May 9, 2000, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                    By Order of the Board of Directors,


                                          LOUIS R. BUCALO, M.D.
                                          President and Chief Executive Officer

Dated: August 6, 1999

PROXY                     TITAN PHARMACEUTICALS, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
            This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints Dr. Louis R. Bucalo or Sunil Bhonsle as proxy to represent the undersigned at the Annual Meeting of Shareholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on August 30, 1999 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock or Preferred Stock the undersigned would be entitled to vote if personally present, as indicated below.

      1. Election of Directors

           FOR all nominees listed below |_|     WITHHOLDING AUTHORITY |_|
           (except as marked to the              to vote for all nominees
           contrary below)                       listed below

      Louis R. Bucalo, M.D., Ernst-Gunter Afting, M.D., Ph.D., Victor J. Bauer, Ph.D., Eurelio Cavalier, Michael K. Hsu, Hubert Huckel, M.D., Marvin E. Jaffe, M.D., Konrad M. Weis, Ph.D. and Kenneth J. Widder, M.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

________________________________________________________________________________

      2. Approval of the appointment of Ernst & Young LLP as independent auditors.

          FOR |_|                 AGAINST |_|               ABSTAIN |_|

      The shares of Common Stock or Preferred Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock or Preferred Stock will be voted FOR the election of the nominees and FOR the approval of the appointment of Ernst & Young LLP as the independent auditors of the Company.

      If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                                    DATED:________________________________, 1999

                                    ____________________________________________
                                    Signature

                                    ____________________________________________
                                    Signature if held jointly

                                    (Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)